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                                                                    EXHIBIT 99.1


Press Release

Contact: Scott Meyerhoff
Chief Financial Officer
(770) 248-9600

THE INTERCEPT GROUP ANNOUNCES CLOSING THE
ACQUISITION OF U.S. OPERATIONS OF SLMSOFT.COM INC.

NORCROSS, GA (January 4, 2001) - The InterCept Group, Inc. (Nasdaq: ICPT), a leading provider of fully integrated electronic products and services for community financial institutions, announced today that it has closed the acquisition of the U.S. core data processing, check imaging and item capture center operations of SLMsoft.com Inc. Robertson Stephens acted as exclusive financial advisor to InterCept in this transaction.

     InterCept acquired the business for $40 million in cash (U.S. dollars) and approximately 1.25 million shares of InterCept's common stock. A portion of the consideration will be held in escrow for a period of time post closing.

     The acquisition increases InterCept's customer base to over 1,850 and expands their geographic presence in the Northeast, Mid-Atlantic, Midwest and Southwest regions of the country. In addition, InterCept will have a total of 23 item/imaging centers located throughout the United States, bringing additional products and services to the customers they serve.

     John Collins, Chairman and Chief Executive Officer of InterCept, said, "We are excited to have closed this acquisition and believe that this transaction will enhance shareholder value, give us increased market penetration and we believe that it will allow us to capture additional customers through geographic expansion."

About InterCept

     InterCept is a single-source provider of a broad range of technologies, products, and services that work together to meet the electronic commerce and operating needs of community financial institutions. InterCept's services include electronic funds transfer, core bank processing software, check imaging, and data communications management, as well as Internet banking products and services through its affiliate, Netzee, Inc. For more information about InterCept, please visit its web site at www.intercept.net or call (770) 248-
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9600.

     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended. These statements and other statements made by management in their conference call concerning this transaction include all statements that are not statements of historical fact regarding the intent, belief or expectations of InterCept and its management with respect to, among other things: (1) whether we can achieve the results and effects of this transaction as stated above, (2) whether we can
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successfully combine the operations we have acquired, and other operations we may acquire, to create or continue improvements in our financial condition; (3) (vague) trends affecting our operations, financial condition and business; (4) our growth and operating strategies; (5) our ability to achieve our sales objectives, including our organic growth rates; and (6) the continued and future acceptance of and demand for our products and services by our customers. The words "may," "will," "anticipate," "believe," "intend," "plan," "allow," "strategy," "expects" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected in the forward-looking statements as a result of risks related to the integration of acquired assets and businesses; the assets and businesses we may acquire; our ability to achieve, manage or maintain growth and execute our business strategy successfully; our dependence on developing, testing and implementing enhanced and new products and services; our ability to sell our products and services to financial institution customers and their customers; any additional funding that we may provide Netzee; our ability to respond to competition; the volatility associated with "small-cap" companies; and various other factors discussed in detail in our filings with the Securities and Exchange Commission, including the "Risk Factors" section in our Registration Statement on Form S-3 (Registration No. 333-94511) as declared effective by the Securities and Exchange Commission on February 15, 2000.

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